Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2021 relating to the financial statements of Brainstorm Cell Therapeutics Inc., appearing in the Annual Report on Form 10-K of Brainstorm Cell Therapeutics Inc., for the year ended December 31, 2020.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network
Tel Aviv, Israel
December 10, 2021